                                                                    EXHIBIT 9(b)

                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                           Washington, DC 20036-5869
                                (202) 467-7000

                                                             April 27, 2001

PEOPLES BENEFIT LIFE INSURANCE COMPANY
4333 Edgewood Rd. NE
Cedar Rapids, Iowa 52499

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (file No. 33-36073) filed by Peoples Benefit Life Insurance Company and Peoples Benefit Life Insurance Company Separate Account IV with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                          Very truly yours,

                          /s/ Morgan, Lewis & Bockius LLP


                              Morgan, Lewis & Bockius LLP